UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12291 Commission File Number	54-1163725 (I.R.S. Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia (Address of principal executive offices)		22203 (Zip code)

(703) 522-1315
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The AES Corporation (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2007, to report that Deloitte & Touche LLP (“Deloitte”) has completed its audit services for the fiscal year ending December 31, 2007.  As disclosed in the Original Form 8-K, Ernst & Young LLP (“E&Y”) was appointed as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ending December 31, 2008.

Item 4.01               Changes in Registrant’s Certifying Accountant

On December 7, 2007,  the Company announced that following the completion of the audit for the fiscal year ended December 31, 2007, the Company will dismiss Deloitte as the Company’s independent registered public accounting firm.  The Company also appointed E&Y as its independent registered public accounting firm for the fiscal year ending December 31, 2008.  The decision to change accountants was made by the Company’s Board of Directors and its Financial Audit Committee in a joint meeting held on December 7, 2007.

Deloitte’s audit report dated March 14, 2008 on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and December 31, 2006 included in its Form 10-K filed March 14, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report indicated that (i)  as discussed in Note 1 to the consolidated financial statements, in 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”;  in 2006 the Company adopted Financial Accounting Standards Board Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”;  and in 2005 the Company adopted Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” and (ii) as discussed in Note 1 to the consolidated financial statements, the consolidated financial statements and the financial statement schedules were restated.

During the years ended December 31, 2006 and December 31, 2007, and the subsequent interim period through the date of this filing, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit report.

During the years ended December 31, 2006 and December 31, 2007, and the subsequent interim period through the date of this filing, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)), except that as of December 31, 2006 and December 31, 2007 and the subsequent interim period through the date of this filing, the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses as more fully described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2007, respectively.  The Company disclosed in its Form 10-K for the year ended December 31, 2007, “As a result of the material weaknesses described below, the Company performed additional analysis and other post-closing procedures in order to prepare the consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  Accordingly, management believes that the Consolidated Financial Statements included in the 2007 Form 10-K fairly present, in all material respects, the Company’s financial condition, results of operations and cash flows for the periods presented.” Although the Company has remediated a number of material weaknesses during the years ended December 31, 2006 and December 31, 2007, as of the date of this filing, the Company’s remediation efforts with regard to the material weaknesses disclosed in the 2007 Form 10-K are not yet complete.

The Company engaged E&Y as its independent registered public accounting firm for the fiscal year ending December 31, 2008.  The Company has not consulted with E&Y during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

The Company has requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the disclosures set forth above. A copy of such letter, dated March 14, 2008, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits

Exhibit 16.1          Letter from Deloitte & Touche LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and Chief Financial Officer

Date: March 17, 2008